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                         OFFICE OF THRIFT SUPERVISION

                           Washington, D.C.  20552


                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                April 25, 1996  (April 12, 1996)
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              Date of Report (Date of earliest event reported)


                          FIRST SAVINGS BANK, F.S.B.
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           (Exact name of registrant as specified in its charter)


       UNITED STATES
(OFFICE OF THRIFT SUPERVISION)    OTS DOCKET #2891            85-0028945
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


                              801 PILE STREET
                         CLOVIS, NEW MEXICO 88101
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                (Address of principal executive offices)

                              (505) 762-4417
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         (Registrant's telephone number, including area code)


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      (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     AS PREVIOUSLY REPORTED, THE LAST REGULAR OFFICE OF THRIFT SUPERVISION ("OTS") EXAMINATION OF FIRST SAVINGS BANK, F.S.B. (THE "BANK") BEGAN ON FEBRUARY 5, 1996 AND CONCLUDED ON MARCH 8, 1996. (SEE "REGULATION" UNDER
ITEM 1, "DESCRIPTION OF BUSINESS" IN PART I OF THE BANK'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995.) THE BANK IS PROHIBITED BY OTS REGULATION FROM DISCLOSING THE REPORT OF THE EXAMINATION OR ANY PORTION THEREOF.

     IN CONNECTION WITH THE MOST RECENT EXAMINATION, THE BOARD OF DIRECTORS OF THE BANK HAS RECEIVED A LETTER DATED APRIL 12, 1996 FROM THE OTS REQUESTING A MEETING WITH THE BOARD OF DIRECTORS TO DISCUSS AN ENFORCEMENT ACTION WHICH WILL ESTABLISH AN INCREASED MINIMUM CAPITAL REQUIREMENT. THE OTS HAS DEEMED THE INSTITUTION'S CAPITAL INADEQUATE AND WILL REQUIRE A NEW LEVEL OF CAPITAL NECESSARY AND APPROPRIATE FOR THE EXISTING RISK PROFILE OF THE BANK. FURTHER, THE OTS STATES THAT UPON ISSUANCE OF AN ENFORCEMENT ACTION, CONSIDERATION WILL BE GIVEN TO THE TERMINATION OF THE EXISTING AMENDED PROMPT CORRECTIVE ACTION DIRECTIVE ("PCAD") DATED AUGUST 2, 1994, AND THE PCAD ISSUED IN JULY 1993. THE BANK IS NOT ABLE AT THIS TIME TO PREDICT SPECIFICALLY WHAT WILL BE REQUIRED IN THE OTS'S PENDING ENFORCEMENT ACTION.




                                SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                   FIRST SAVINGS BANK, F.S.B.

DATE:  APRIL 25, 1996

                                   BY:     /s/  KEN HUEY, JR.
                                      --------------------------------
                                        KEN HUEY, JR. - PRESIDENT
                                        CHIEF EXECUTIVE OFFICER